Exhibit 99.1

Press Release For immediate release
Invesco Real Estate Income Trust Inc. Acquires Industrial and Grocery-Anchored Retail Properties Contact: Jamie Braverman, jamie.braverman@invesco.com, 212-278-9630

DALLAS, February 18, 2022 – Invesco Real Estate Income Trust Inc. (“INREIT”), an institutionally managed public non-listed REIT, announced today the acquisition of an industrial property and a grocery-anchored retail property. The combined purchase price was $94 million, bringing the gross assets of the INREIT portfolio to more than $850 million.

“There continues to be strong demand for the industrial sector, which is benefiting from both secular and cyclical tailwinds. Investing in industrial properties is a strategic objective for INREIT and we are committed to finding the best ideas within the sector,” said R. Scott Dennis, President and Chief Executive Officer for INREIT. “We continue to have strong convictions that physical retail, such as grocery-anchored properties, have a role to play in portfolios and our approach remains selective when evaluating opportunities.”

Industrial: 2919-2999 Lewis Centre Way, Grove City, Ohio

INREIT acquired a 95% interest in an industrial warehouse facility in the Columbus metropolitan area, where the market vacancy rate is currently below 2% for bulk distribution space. Built in 2000, the 378,283 square foot distribution facility is 100% leased. The property benefits from proximity to the international airport and rail, allowing for same-day and next-day deliveries throughout much of the country since Columbus is a one-day drive from 60% of the U.S. population.

2919-2999 Lewis Centre Way represents INREIT’s fourth industrial investment, deepening its activity in the sector. This industrial asset brings INREIT’s industrial portfolio to over $85 million, providing a durable income stream with long-term leases. This acquisition is part of a joint venture with Trident Capital Group.

Grocery-Anchored Retail: Cortlandt Crossing, 3144 East Main Street, Cortlandt Manor, New York

INREIT acquired a 100% interest in Cortlandt Crossing, a newly constructed, high-quality grocery-anchored shopping center located in Westchester, New York. Built in 2019, the 122,225 square foot grocery center is 95% leased with strong, name brand anchors, including ShopRite and HomeSense, an affiliate of the TJX Companies.

INREIT’s approach to the retail sector remains highly selective, with a focus on healthy demographics, high-quality trade areas and defensive grocery-anchored assets.

For more information about these and other INREIT properties, please visit https://www.invesco.com/inreit/investments.

About INREIT

Invesco Real Estate Income Trust Inc. (“INREIT”) is an institutionally managed public non-listed NAV REIT investing in a diversified portfolio of high-quality, income-producing properties located throughout the United States. Its thematic approach to investing focuses on where people consume, live, innovate and connect. INREIT seeks to invest in properties with resilient income and appreciation potential. INREIT expects to diversify its portfolio over time, including on a global basis. INREIT is managed by

Invesco Advisers, Inc., a subsidiary of Invesco Ltd. and the registered investment adviser for Invesco Real Estate, the real estate investment center of Invesco Ltd. For more information about INREIT, please visit www.inreit.com.

About Invesco Real Estate

Invesco Real Estate is a global leader in the real estate investment management business with $91.8 billion in real estate assets under management, 582 employees and 21 regional offices across the U.S., Europe and Asia Pacific (as of December 31, 2021). Invesco Real Estate was established in 1983 and today invests across the risk return spectrum, from core to opportunistic; in equity and debt; listed and direct; locally and globally. Invesco Real Estate is the real estate investment center of Invesco Ltd., an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Forward-Looking Statements

This material contains forward-looking statements about INREIT’s business, including, in particular, statements about its plans, strategies, and objectives. You can generally identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. These statements include INREIT’s plans and objectives for future operations, including those related to the investments described herein, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive, and market conditions, including in the geographic areas where the investments described herein are located, all of which are difficult or impossible to accurately predict and many of which are beyond INREIT’s control. Although INREIT believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate, and INREIT’s actual results, performance, and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by INREIT or any other person that INREIT’s objectives and plans, which are considered to be reasonable, will be achieved.